Exhibit 10.3

STRICTLY CONFIDENTIAL
Execution Version
ESCROW AGREEMENT

This Escrow Agreement, dated this 12th day of December, 2024 (the “Escrow Agreement”), is entered into by and among ATI Physical Therapy, Inc., a Delaware Corporation (“ATI”), Caspian Capital Solutions Fund L.P. (“Caspian”), Onex Capital Solutions Holdings, LP (“Onex,” and together with Caspian, the “Purchaser Parties,” and each individually, a “Purchaser Party,” and the Purchaser Parties, together with ATI, the “Parties,” and each individually, a “Party”), and Computershare Trust Company, N.A., a national banking association organized under the laws of the United States, as escrow agent (“Escrow Agent”). Unless otherwise specified, capitalized terms used but not defined herein have the respective meanings specified in the Third Amendment to Note Purchase Agreement, dated as of the date hereof (the “Third Amendment”) by and among ATI, the other parties thereto and Wilmington Savings Fund Society, FSB, as purchaser representative (the “Purchase Representative”), which amends that certain Note Purchase Agreement, dated as of April 17, 2023 (as amended, modified or supplemented from time to time, including by the Third Amendment, the “Note Purchase Agreement”), among, inter alios, ATI, the purchasers from time to time party thereto and the Purchaser Representative.

RECITALS

A.          ATI intends to commence a tender offer (the “Tender Offer”) pursuant to which ATI will repurchase up to 1,650,000 shares of ATI’s class A common stock, par value $0.0001 per share (the “Shares”), the consummation of which will be subject to certain conditions specified in the Offer to Purchase and related documents and materials which will be filed with the Securities and Exchange Commission (the “Tender Offer Conditions”).

B.         Pursuant to the Third Amendment, ATI has agreed to issue Third Amendment Notes in an aggregate principal amount of up to $6,000,000, and the Purchaser Parties have agreed, subject to the terms and conditions set forth in the Third Amendment, to purchase such Third Amendment Notes.

C.         The Purchaser Parties agree to place in escrow certain funds in an amount equal to their respective Third Amendment Note Commitments (as defined in the Third Amendment) and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms and conditions of this Escrow Agreement.

D.         The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Third Amendment or the Tender Offer, that all references in this Escrow Agreement to the Third Amendment or the Tender Offer are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE I
ESCROW DEPOSIT

Section 1.1.       Receipt of Escrow Property.  Following execution hereof, and on or prior to the Pre-Funding Date (as defined in the Note Purchase Agreement), the Purchaser Parties shall deliver to the Escrow Agent the amount of $6,000,000 (the “Escrow Property”) in immediately available funds.

Section 1.2.        Investment of Escrow Property.

(a)        The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property in one or more segregated, non-interest bearing bank accounts to be maintained by the Escrow Agent in its name as agent for ATI as set forth in Exhibit A hereto or as set forth in any subsequent written instruction signed by each Party. All Escrow Property shall be disbursed in accordance with Section 1.3 or Section 1.6 hereof.

(b)      The Escrow Agent is hereby authorized and directed to liquidate proceeds in the Escrow Account as it deems reasonably necessary to make any payments or distributions required under this Escrow Agreement or in accordance with the Escrow Release Instruction (as defined below). The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)       The Parties agree that confirmations of permitted investment are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. The Escrow Agent shall prepare and send an account statement to each Party on a monthly basis reflecting activity in the Escrow Account for the preceding month.

Section 1.3.      Disbursements.  The Escrow Agent shall disburse the Escrow Property following the receipt of written instructions delivered by ATI (an “Escrow Release Instruction”), upon the occurrence of the following events:

(a)       If the Tender Offer Conditions are satisfied or waived by ATI by the end of 20 business days after commencement of the Tender Offer or on such subsequent date to which ATI may extend the Tender Offer in accordance with the procedure set forth in the Offer to Purchase (the “Expiration Date”), and ATI has agreed that it will accept the Shares for purchase, ATI shall deliver an Escrow Release Instruction instructing the Escrow Agent to release and disburse the Escrow Property (or if less, the portion of the Escrow Property necessary for the Permitted Use of Third Amendment Note Proceeds (as defined in the Note Purchase Agreement) (the “Required Amount”)) to ATI. In the event that the conditions set forth in this clause (a) are satisfied or waived but the Required Amount is less than $6,000,000, ATI will deliver an Escrow Release Instruction instructing the Escrow Agent to release the difference between $6,000,000 and the Required Amount to the Purchaser Parties.

(b)        In the event that the conditions set forth in clause (a) are not satisfied or waived, or the Tender Offer is terminated, ATI will deliver an Escrow Release Instruction instructing the Escrow Agent to release the Escrow Property to the Purchaser Parties.

(c)      Notwithstanding the foregoing, ATI shall deliver an Escrow Release Instruction instructing the Escrow Agent to release and disburse the Escrow Property to the Purchaser Parties if the conditions set forth in clause (a) have not been satisfied or waived by February 28, 2025.

Section 1.4.        Security Procedure For Funds Transfers.  The Escrow Agent shall confirm each funds transfer instruction received in the name of ATI by means of the security procedure selected by ATI and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement.  Once delivered to the Escrow Agent, Exhibit B may be revised or rescinded only by a writing signed by an authorized representative of ATI.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on such revisions or rescissions.  If a revised Exhibit B or a rescission of an existing Exhibit B is delivered to the Escrow Agent by an entity that is a successor-in-interest to ATI, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of ATI under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay, except where such delay results from the Escrow Agent’s fraud, gross negligence, bad faith or willful misconduct.

Section 1.5.        Income Tax and Reporting.

(a)        Prior to the date hereof, each of the Parties shall provide the Escrow Agent with a fully executed Internal Revenue Service Form W-9, or W-8, properly completed and signed, and such other forms and documents that the Escrow Agent may reasonably request. The Parties and the Escrow Agent further agree that, for U.S. federal, state and local income tax purposes, ATI shall be treated as the owner of the Escrow Property.

(b)        ATI shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.5(b) is in addition to and without duplication of the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(c) The Parties hereto acknowledge that, in order to help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and /or enters into a business relationship. The Parties hereby agree that they shall provide the Escrow Agent with such information as the Escrow Agent may request including, but not limited to, each Party’s name, physical address, tax identification number and other information that will assist the Escrow Agent in identifying and verifying each Party’s identity such as organizational documents, certificates of good standing, licenses to do business, or other pertinent identifying information.

Section 1.6.        Termination.  This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Property, except that the provisions of Sections 1.5(b), 3.1 and 3.2 hereof shall survive termination hereof.

ARTICLE II
DUTIES OF THE ESCROW AGENT

Section 2.1.        Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement, except where such failure was a result of the Escrow Agent’s, fraud, gross negligence, bad faith or willful misconduct. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.       Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed by ATI as set forth in Section 3.1 hereof for any and all reasonable and documented out-of-pocket compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.        Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with this Escrow Agreement and at the direction or consent of the Parties or their respective agents, representatives, successors, or assigns, except in the event of fraud, gross negligence, bad faith or willful misconduct of the Escrow Agent.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document delivered in accordance with this Escrow Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B, as applicable, which contains authorized signer designations in Part I thereof, and Exhibit D-1 and D-2.  Each Party represents and warrants that each person signing this Escrow Agreement on behalf of such Party is duly authorized and has legal capacity to execute and deliver this Escrow Agreement on behalf of such Party, along with any exhibit, agreement, document, and instrument to be executed and delivered by such Party.

Section 2.4.       Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to take any actions enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.       No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE III
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.        Indemnification.  ATI shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and out-of-pocket expense, including, without limitation, reasonable and documented attorneys’ fees and expenses or other reasonable and documented professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the fraud, willful misconduct, bad faith or gross negligence of the Escrow Agent or any of its agents. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. The Escrow Agent and the Parties acknowledge that the Purchaser Parties shall have no liability to the Escrow Agent under this Section 3.1 or Section 1.5(b) or Section 3.4 hereof.

Section 3.2.       Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S  FRAUD, GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.       Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal.  Such resignation or removal, as the case may be, shall be effective 30 calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties to hold the Escrow Property in accordance with the terms of this Escrow Agreement, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of 30 calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.       Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by ATI. Such compensation for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that: (i) the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled; (ii) the Escrow Agent renders any service not contemplated in this Escrow Agreement; (iii) there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, (iv) any material controversy arises hereunder; or (v) the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then ATI shall compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within 30 calendar days of the date due, the Escrow Agent in its sole discretion may charge ATI interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent is hereby granted the right to set off and deduct any unpaid fees from the final disbursement of the Escrow Property pursuant to the Escrow Release Instruction to the extent such amounts are not paid to the Escrow Agent within 30 days after written demand therefor.

Section 3.5.       Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  Any such court order or arbitration decision shall be accompanied by a written instrument of the presenting Party certifying that such court order or arbitration decision is final, non-appealable and from a court of competent jurisdiction or from a competent arbitration panel, upon which instrument the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with any such agreement, court order or arbitration and is entitled to conclusively rely without further investigation. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.     Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.        Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.  The Escrow Agent shall further have no obligation to pursue any action that is not in accordance with applicable law.

Section 3.8        Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE IV
MISCELLANEOUS

Section 4.1.      Binding Agreement, Successors and Assigns.  The Parties and Escrow Agent represent and warrant that the execution and delivery of this Escrow Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Escrow Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the parties shall be binding unless and until written notice of such assignment shall be delivered to the other parties and the Escrow Agent, as applicable, and shall require the prior written consent of the other parties and the Escrow Agent, as applicable (such consent not to be unreasonably withheld).

Section 4.2.        Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.        Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”, as long as such e-mail is accompanied by a PDF signature or similar version of the relevant document bearing an authorized signature, which such signature shall, in the case of each of the Parties, be a signature set forth in Exhibit B or Exhibit D-1 or D-2, as applicable) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited in the United States mail. For the purpose of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday, a federal or state holiday, and any other day on which the Escrow Agent is closed. If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to ATI:

ATI Physical Therapy, Inc.
790 Remington Boulevard
Bolingbrook, IL 60440
Attention:    Erik Kantz
Telephone:  (630) 296-2222 #7959
E-mail:   Erik.Kantz@atipt.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201
Attention:   James R. Griffin
Telephone:  (214) 746-7779
Email:   James.Griffin@weil.com

If to Caspian:

Caspian Capital Solutions Fund, L.P.
10 East 53rd Street, 35th Floor
New York, NY 10022
Attention: Dominick Cromartie
Telephone:  (212) 826-7548
E-mail:  dominick@caspianlp.com

If to Onex:

Onex Capital Solutions Holdings, LP
930 Sylvan Ave, Suite 105
Eaglewood Cliffs, NJ 07632
Attn: Ops Team / Andrew Walker
E-mail:          onexloans@onex.com

If to the Escrow Agent:

Computershare Trust Company, N.A.
CTO Mail Operations
Attn: Patrick St. Fleur
1505 Energy Park Drive
St. Paul, MN 55108
Telephone: (667) 786-1012
E-mail: patrick.stfleur@computershare.com

Section 4.4.        Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5.        Entire Agreement.  This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.       Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.        Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.       Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.       Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.  This Escrow Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.10.    Trial by Jury. Each of the parties hereto hereby irrevocably waives all right to trial by jury to the extent permitted by law in any litigation, action, proceeding in any court arising out of, relating to or in connection with this Escrow Agreement.

Section 4.11.      Publication; disclosure.  By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement.  The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement.  If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so.  If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Party and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

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STRICTLY CONFIDENTIAL
Execution Version

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
Name:	Joseph Jordan
Title:	Chief Financial Officer

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

CASPIAN CAPITAL SOLUTIONS FUND, L.P.

By:	/s/ Dominick Cromartie
Name:	Dominick Cromartie
Title:	Authorized Signatory

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ONEX CAPITAL SOLUTIONS HOLDINGS, LP
By: Onex Capital Solutions GP, LP, its general partner By: Onex Capital Solutions GP, LLC, its general partner

By:	/s/ Zachary Drozd
Name:	Zachary Drozd
Title:	General Counsel

COMPUTERSHARE TRUST COMPANY, N.A., as Escrow Agent

By:	/s/ Jaddiel Ramos
Name:	Jaddiel Ramos
Title:	Vice President

EXHIBIT A

Deposit Option Investment Direction Form

EXHIBIT B

CERTIFICATE

EXHIBIT C

FEES OF ESCROW AGENT

EXHIBIT D-1

CERTIFICATE OF AUTHORIZED SIGNERS – CASPIAN

EXHIBIT D-2

CERTIFICATE OF AUTHORIZED SIGNERS – ONEX